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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 33-45793) and in the Registration Statements on Form S-8 (File Nos. 2-90727, 33-21853, 33-26239 and 33-47547) of Tribune Company of our report dated January 27, 1995 appearing in the 1994 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.



PRICE WATERHOUSE LLP



Chicago, Illinois
March 22, 1995